Exhibit 99.1

NEWS RELEASE

Investor/Media Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

NUVASIVE TO ACQUIRE ELLIPSE TECHNOLOGIES

Reflects NuVasive’s Focus on Transformative Spine Solutions, Reinforces Leadership Position with the

Addition of Fast-Growing Complex Deformity Franchise

Expected to Accelerate the Company’s Revenue Growth and be Accretive to

Non-GAAP Diluted Earnings Per Share within First 12 Months

Investor Conference Call to be Held at 5:00 p.m. ET Today

SAN DIEGO, CA and ALISO VIEJO, CA – January 5, 2016 – NuVasive, Inc. (NASDAQ: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, and Ellipse Technologies, Inc. (“Ellipse”), a privately held medical technology company focused on revolutionizing procedural solutions for complex skeletal deformity, today announced that the Boards of Directors of both companies have unanimously approved a definitive agreement under which NuVasive will acquire Ellipse for a $380 million upfront cash payment and a potential $30 million milestone payable in 2017 related to the achievement of specific revenue targets. NuVasive expects the acquisition to accelerate its revenue growth toward the high-single digit range and to be slightly accretive to the Company’s non-GAAP diluted earnings per share within the first 12 months and significantly accretive thereafter. NuVasive also expects the transaction to support its five-year, double-digit return on invested capital goal, consistent with the Company’s previously stated acquisition criteria.

The acquisition builds on NuVasive’s reputation as the leading technology provider for spine procedure solutions by adding a highly regarded, disruptive technology platform. Ellipse’s magnetic growing rod technology is currently receiving rapid adoption in the pediatric deformity and orthopedic markets, providing for new growth opportunities beyond NuVasive’s current portfolio of winning solutions that address adult degenerative and deformity spinal conditions.

Ellipse is the developer and marketer of a novel platform of magnetically adjustable implant systems based on its MAGnetic External Control, or MAGEC®, technology. Ellipse’s novel and proprietary implants are adjustable at the time of implantation and are distracted non-invasively over the course of treatment to accommodate the changing clinical needs of patients as they heal, grow or age. Ellipse’s MAGEC technology enables physicians to customize therapy for patients in a non-invasive manner, reducing the need for further repeat surgical procedures, and providing meaningful improvements in patient clinical outcomes and quality of life while generating cost savings to the healthcare system.

“Ellipse’s revolutionary technology, which has been enthusiastically received by surgeons, has the potential to become the standard of care for spine and orthopedic patients. It is in NuVasive’s sweet-spot of game-changing innovation, bolstering our leadership in spine and providing new growth opportunities in the U.S. and around the world,” said Gregory T. Lucier, NuVasive’s Chairman and Chief Executive Officer. “NuVasive remains committed to adult deformity through our Integrated Global Alignment (iGA™) platform, and the acquisition of Ellipse will aggressively insert NuVasive into early onset and idiopathic scoliosis, an important and attractive part of the spinal deformity market for NuVasive where we have tremendous opportunities for accelerated growth. Additionally, this investment expands NuVasive’s footprint into new niche markets with highly differentiated technology that – when coupled with our market-making expertise – will be strategically applied in other spine and orthopedic applications, including degenerative spine disease, trauma and knee osteoarthritis. Ellipse’s robust product pipeline also enhances internal development and licensing opportunities for NuVasive, including areas where we look to assemble with our iGA™ and neuromonitoring expertise. We are very excited to welcome Ellipse’s talented team to NuVasive and look forward to realizing the many operational and financial benefits this transaction creates.”

Edmund J. Roschak, President and Chief Executive Officer of Ellipse Technologies, said, “Ellipse has made enormous strides since our founding ten years ago. Joining forces with NuVasive not only validates the promise of our technology, but provides us with the scale and resources necessary to realize our full potential, to the benefit of our surgeon customers and their patients, faster than we could achieve on our own. Additionally, NuVasive’s longstanding commitment to developing market-leading, less invasive technological solutions represents a tremendous cultural fit. Innovation, a passion for excellence and improved clinical outcomes have all been hallmarks of Ellipse, and ones that I know will continue as part of NuVasive. We look forward to joining with NuVasive to continue to help improve patient lives.”

Founded in 2005, Ellipse has commercialized two highly differentiated and rapidly adopted product families: the MAGEC-EOS spinal bracing and distraction system for treatment of early onset scoliosis and the PRECICE® limb lengthening system, or PRECICE LLD, for treatment of limb length discrepancy. These products have been used to treat more than 5,000 patients worldwide. The global addressable market opportunity for Ellipse’s currently commercialized products was approximately $1.2 billion as of the end of 2014 based on data from Life Science Intelligence, Inc. In addition, Ellipse’s product candidates that leverage the MAGEC® technology platform addressed a significant global opportunity of more than 690,000 annual procedures based on this data. For 2015, Ellipse had revenues of approximately $40 million compared to approximately $26 million in 2014, representing 54% year-over-year growth. Ellipse’s products are marketed and sold in the U.S. and 29 other countries. Revenues outside of the U.S. represented approximately 45% of Ellipse’s revenues in 2014 and approximately 37% of revenues for 2015. For 2016, Ellipse’s revenues are expected to be approximately $60 million on a pro forma basis as the company continues its exceptional growth trajectory.

The transaction is expected to close by the end of February 2016, subject to customary closing conditions and regulatory approvals. NuVasive expects to fund the acquisition with existing cash on hand.

After the closing of the transaction, NuVasive plans to maintain a Design Center of Excellence in Aliso Viejo, California, where Ellipse is headquartered. Mr. Roschak will join NuVasive as a member of the NuVasive executive leadership team reporting directly to Mr. Lucier.

Advisors

Goldman, Sachs & Co. is serving as exclusive financial advisor to NuVasive and DLA Piper is serving as its legal counsel. Piper Jaffray is serving as exclusive financial advisor to Ellipse and Latham & Watkins is serving as its legal counsel.

Investor Conference Call

NuVasive will hold a conference call today at 5:00 p.m. ET / 2:00 p.m. PT to discuss the details of transaction. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website through February 5, 2016. In addition, a telephone replay of the call will be available until January 12, 2016. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers, using pin number: 13627758.

About NuVasive

NuVasive is an innovative global medical device company that is transforming spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. NuVasive has emerged from a small startup to become the #3 player in the $9 billion global spine market and remains focused on market share-taking strategies as the Company continues on its path to become the industry’s leading spine company. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

About Ellipse Technologies

Ellipse Technologies, Inc. is a privately held medical device company located in Aliso Viejo, California. The company is dedicated to the design, development, and commercialization of its evolving proprietary MAGEC® technology platform for spinal and orthopedic applications. The MAGEC® technology platform enables precisely controlled, non-invasive postoperative adjustment of spinal and orthopedic implants allowing surgeons to better address a range of clinical needs. Ellipse develops products to significantly improve clinical outcomes in a variety of orthopedic applications through its collaboration with surgeon thought leaders. For more information, visit www.ellipse-tech.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about the timing of the anticipated acquisition, the funding of the anticipated acquisition, the potential benefits, synergies and cost savings of the anticipated acquisition, including the expected impact on future financial and operating results, and post-acquisition plans and intentions. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the satisfaction of conditions to closing the agreement, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the acquisition; the loss of key employees; the risk that the businesses will not be integrated successfully; unexpected variations in market growth and demand for the combined company’s products and technologies; and the risk that benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected. Additional risks and uncertainties that may affect future results are described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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